MORGAN & COMPANY
Chartered Accountants

November 20, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

RE: BULLDOG TECHNOLOGIES INC.
(FORMERLY NORTHWARD VENTURES, INC.) (THE "COMPANY")

We have read the paragraphs of Item 4 included in the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 2003, and are in agreement with the statements contained therein.

Yours truly,

/s/ Jim Philip, C.A.

Jim Philip, C.A.
for MORGAN & COMPANY

JLP/mm

cc: Bulldog Technologies Inc.

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